EXHIBIT 77Q1(b)

The Amendment, dated September 27, 2002, to the Amended and Restated Declaration of Trust of MFS Series Trust V, redesignating MFS International Value Fund as MFS International Strategic Value Fund, is contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2003, under Rule 485 of the Securities Act of 1933. Such document is incorporated herein by reference.